Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806 and 333-114190) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-102603, 333-37034 and 333-101034) of International Business Machines Corporation of our report dated January 15, 2004, except for Notes I and X, as to which the date is June 4, 2004, relating to the financial statements, which appears in the Current Report on Form 8-K of International Business Machines Corporation dated June 18, 2004. We also consent to the incorporation by reference in these Registration Statements of our report dated January 15, 2004 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K of International Business Machines Corporation for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 18, 2004